Exhibit 10.3

Novartis Pharma AG Lichtstrasse 35 4056 Basel, Switzerland

September 20, 2012

Alnylam Pharmaceuticals, Inc.

300 Third Street

Cambridge, MA 02142

Dear Ladies and Gentlemen:

Reference is made to the Investor Rights Agreement, dated September 6, 2005, by and between Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Novartis Pharma AG, a corporation organized under the laws of Switzerland (“Novartis,” and together with the Company, the “Parties”) (the “Investor Rights Agreement”).

In connection with the sale (the “Sale”) by Novartis of 1,551,896 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) pursuant to Rule 144 under the United States Securities Act of 1933, as amended (“Rule 144”), on or about September 20, 2012, the Parties hereby agree as follows.

1.	Registration Rights. In the event that within five years of the Sale, Novartis is not eligible to sell pursuant to Rule 144(b)(1) all of the shares of Common Stock it holds, excluding ineligibility resulting solely from Novartis or its affiliates purchasing or acquiring additional shares of Common Stock, (i) the Company hereby grants Novartis registration rights for the shares of Common Stock it then holds substantially similar in all material respects to the rights set forth in Section 2 and Section 10 of the Investor Rights Agreement, (ii) the Company shall comply with all its obligations relating thereto in the Investor Rights Agreement and (iii) the Company grants Novartis all the rights relating thereto as set forth in the Investor Rights Agreement (“Renewed Registration Rights”).

2.	Enforceability of Renewed Registration Rights. The Company represents and warrants to Novartis that the Renewed Registration Rights granted under this letter agreement are valid and enforceable, notwithstanding any contrary provisions that may exist in other agreements or understandings to which the Company is a party.

3.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if they are transmitted by facsimile (with confirmation) or delivered by e-mail (with confirmation) to a party at its facsimile number or e-mail address listed below:

Novartis Pharma AG

Attention: Andreas Meier

Head NIBR Finance Europe

Lichtstrasse 35

4056 Basel, Switzerland

Facsimile: +41 61 324 5818

E-mail: Andreas.meier@novartis.com

with a copy to:

Novartis Institutes for BioMedical Research, Inc.

Attention: Karen Nelson

Head Alliance Finance

220 Massachusetts Avenue

Cambridge, MA 02139

Facsimile: +1 617 871 4752

E-mail: karen.nelson@novartis.com

Alnylam Pharmaceuticals, Inc.

Attention: Michael Mason

Vice President, Finance and Treasurer

300 Third Street

Cambridge, MA 02142

Facsimile: +1 617 575 7352

E-mail: mmason@alnylam.com

4.	Governing Law; Specific Performance. This letter agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws. In addition to any and all other remedies that may be available at law in the event of any breach of this letter agreement, the parties shall be entitled to specific performance of the agreements and obligations hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

5.	Counterparts. This letter agreement may be executed in two or more counterparts (delivery of which may occur via facsimile or e-mail), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this letter agreement, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this letter agreement to produce or account for more than one such counterpart.

[Signature Page follows]

Very truly yours,

NOVARTIS PHARMA AG

/s/ Andreas Meier
Andreas Meier, Head of Finance NIBR Europe

/s/ Simone Pfirter
Simone Pfirter, Head NIBR General Legal Europe

Agreed and Acknowledged by: ALNYLAM PHARMACEUTICALS, INC.

/s/ Michael Mason